CROWN EUROPEAN HOLDINGS

LETTER TO CLIENTS

for

OFFER TO EXCHANGE

all outstanding 9 1/2% Second Priority Senior Secured Notes Due 2011

for

9 1/2% Second Priority Senior Secured Notes Due 2011

that have been registered under the Securities Act of 1933

and

all outstanding 10 1/4% Second Priority Senior Secured Notes Due 2011

for

10 1/4% Second Priority Senior Secured Notes Due 2011

that have been registered under the Securities Act of 1933

and

all outstanding 10 7/8% Third Priority Senior Secured Notes Due 2013

for

10 7/8% Third Priority Senior Secured Notes Due 2013

that have been registered under the Securities Act of 1933

To Our Clients:

Enclosed for your consideration is a Prospectus, dated             , 2003 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Crown European Holdings (the “Company”) to exchange: (i) each $1,000 principal amount of its 9 1/2% Second Priority Senior Secured Notes due 2011 (the “New Dollar Second Priority Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement (the “Registration Statement”) of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 9 1/2% Second Priority Senior Secured Notes due 2011 (the “Old Dollar Second Priority Notes”), of which $1,085,000,000 principal amount is outstanding; (ii) each €1,000 principal amount of its 10 1/4% Second Priority Senior Secured Notes due 2011 (the “New Euro Second Priority Notes” and, together with the New Dollar Second Priority Notes, the “New Second Priority Notes”) that have been registered under the Securities Act, pursuant to the Registration Statement, for each €1,000 principal amount of its outstanding 10 1/4% Second Priority Senior Secured Notes due 2011 (the “Old Euro Second Priority Notes” and, together with the Old Dollar Second Priority Notes, the “Old Second Priority Notes”), of which €285,000,000 principal amount is outstanding; and (iii) each $1,000 principal amount of its 10 7/8% Third Priority Senior Secured Notes due 2013 (the “New Third Priority Notes” and, together with the New Second Priority Notes, the “New Notes”) that have been registered under the Securities Act, pursuant to the Registration Statement, for each $1,000 principal amount of its outstanding 10 7/8% Third Priority Senior Secured Notes due 2013 (the “Old Third Priority Notes” and, together with the Old Second Priority Notes, the “Old Notes”), of which $725,000,000 principal amount is outstanding. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreements dated February 26, 2003, by and among the Company, the Guarantors as defined in the Registration Rights Agreements, Salomon Smith Barney Inc. and Deutsche Bank Securities Inc.

The material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Notes.

Your instructions to us should be forwarded to us as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2003, unless extended (the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for the exchange of $1,000 or, in the case of the New Euro Second Priority Notes, €1,000, principal amount at maturity of the New Notes for each $1,000 or, in the case of the Old Euro Second Priority Notes, €1,000, principal amount at maturity of the Old Notes. The terms of the New Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Notes, except that the New Notes are freely transferable by holders thereof (except as provided in the Prospectus).

2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE “THE EXCHANGE OFFER—TERMS OF THE EXCHANGE OFFER” IN THE PROSPECTUS.

3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on             , 2003, unless extended.

4. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

The Exchange Offer is not being made to, nor will exchange be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of Crown European Holdings with respect to its Old Notes, including the Prospectus and the Letter of Transmittal.

This form will instruct you to exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any New Notes acquired pursuant to the Exchange Offer will be obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder, (ii) neither the holder of Old Notes nor any other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the holder nor any such other person is an “affiliate” of the Company within the meaning of Rule 405 of the Securities Act or, if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Please tender the Old Notes held by you for my (our) account as indicated below:

Aggregate Principal Amount of Old Notes to be Exchanged*

9 1/2% Second Priority Senior Secured Notes Due 2011:	10 1/4% Second Priority Senior Secured Notes Due 2011:	10 7/8% Third Priority Senior Secured Notes Due 2013:

*I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal amount of Old Notes in the spaces above, all Old Notes held by you for my (our) account will be exchanged.

PLEASE SIGN HERE

Signature(s):

Date:	, 2003

Name(s) (please print):

Capacity (full title), if signing in a fiduciary or representative capacity:

Address (including zip code):

Area Code and Telephone Number:

Taxpayer Identification or Social Security No.: